UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2022

NORWOOD FINANCIAL CORP

(Exact name of registrant as specified in its charter)

Pennsylvania	0-28364	23-2828306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Main Street, Honesdale, Pennsylvania	18431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (570) 253-1455

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	NWFL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

NORWOOD FINANCIAL CORP

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On May 10, 2022, James O. Donnelly, President and Chief Executive Officer of the Company, was appointed as a director of Norwood Financial Corp (the “Company”) to fill the vacancy created by the retirement of William W. Davis, Jr. Mr. Donnelly will serve with the class of directors whose terms expire at the 2024 Annual Meeting of Stockholders, or until his successor shall have been elected and qualified. Mr. Donnelly was appointed to the Board’s Executive Committee, Loan Committee and Trust Committee.

Mr. Donnelly, like other directors and executive officers of the Company, is customer of Wayne Bank (“the Bank”). Any transactions with such parties, including loans and commitments, are made on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons unrelated to the Bank, and do not include more than the normal risk of collectability or present other unfavorable features. The Bank has adopted written policies and procedures for the approval of loans to directors and executive officers. All loans to directors and executive officers are approved by the entire Board of Directors in advance with the director or executive officer abstaining from participating directly or indirectly in the voting.

(e)     Employment Agreement. On May 9, 2022, the Company and the Bank entered into an Employment Agreement (the “Agreement”) with Mr. Donnelly. Pursuant to the Agreement, Mr. Donnelly is employed as the President and Chief Executive Officer the Company and the Bank. Mr. Donnelly will be paid a salary at the rate of $425,000 per annum or such higher amount as may be determined from time to time (“Base Salary”). The Agreement is for the period commencing on May 9, 2022 (the “Effective Date”) and ending thirty-six (36) months thereafter, unless terminated earlier. On each annual anniversary date of the Effective Date, this Agreement shall automatically be extended for an additional 12 months unless either party has beforehand provided the other party with written notice that this Agreement shall not be extended at such time. Mr. Donnelly’s employment shall be for no definite period of time, and Mr. Donnelly, on one hand, and the Company and/or the Bank, on the other hand, may terminate such employment relationship at any time for any reason or no reason. The at-will employment relationship shall remain in full force and effect regardless of any statements to the contrary made by Company or Bank personnel or set forth in any documents other than those explicitly made to the contrary and signed by an authorized representative of the Company and the Bank.

In the event that Mr. Donnelly’s employment is involuntarily terminated during the term of the Agreement, absent termination for cause, or Mr. Donnelly terminates for “good reason” as defined in the Agreement, he will receive severance compensation in a lump-sum payment equal to his base salary for the remaining term of the Agreement, but in an amount not less than calculated for a period of 18 months or for more than a period of 24 months. In the event of Mr. Donnelly’s termination of employment following a Change in Control transaction, his severance compensation will be equal to (i) a severance benefit equal to 2.999 times his 5-year average annualized taxable compensation, plus (ii) reimbursement for the cost of COBRA continuation for the coverage for Mr. Donnelly and his dependents in effect as of the date of such termination of employment that is available to Mr. Donnelly under the provisions of COBRA for a period of eighteen (18) months following termination of employment. Payments made to Mr. Donnelly following a termination of employment associated with a Change in Control transaction in accordance with the Agreement shall be reduced as necessary such that such payments will not exceed the amounts which are tax-deductible in accordance with Section 280G of the Internal

Revenue Code (“Code”), including by allocating a portion of any payments, benefits or distributions in the nature of compensation (within the meaning of Section 280G(b)(2)) of the Code to the fair value of the non-competition and non-solicitation restrictions under the Agreement.

Mr. Donnelly is eligible to participate in the employee benefits generally applicable to employees of the Bank, including: group hospitalization, disability, health, dental, sick leave, life insurance, travel and/or accident insurance, retirement, pension, and/or other present or future tax-qualified and non-tax-qualified plans sponsored by the Bank.

Cash Bonus.    For calendar year 2022, the Bank will pay Mr. Donnelly a pro rata cash bonus under the Annual Incentive Plan calculated at not less than the target performance level of 36%. This bonus will be paid in early 2023.

Restricted Stock Awards.    The Company’s 2014 Equity Incentive Plan provides for restricted stock awards based upon Company and individual performance metrics. For the award anticipated to be granted in December 2022, the Company will calculate such award with a value of 30% of the annual base salary. For 2023, the award will be performance based.

The foregoing summary is qualified in its entirety by reference to the Agreement which is filed as herewith as Exhibit 10.1 to this Report, and incorporated herein by reference.

Stock Award Agreement.    On May 10, 2022, Mr. Donnelly received a one-time award of 3,000 shares of Company common stock (“Sign-on Equity Award”) pursuant to a Stock Award Agreement. Such Sign-on Equity Award provides for vesting of such award at the rate of 70% as of the one year anniversary of the employment date, and 10% annually thereafter for three additional years during such period of continuous employment with the Company.    The foregoing summary is qualified in its entirety by reference to the Stock Award Agreement which is filed as herewith as Exhibit 10.2 to this Report, and incorporated herein by reference.

Salary Continuation Agreement.    Effective May 10, 2022, the Bank entered into a Salary Continuation Agreement with Mr. Donnelly. The Salary Continuation Agreement is intended to provide benefits to Mr. Donnelly upon retirement, death, or disability, or in the event of a Change in Control (as defined in the Salary Continuation Agreement). Upon a separation of service from the Bank at the Normal Retirement Age (as defined in the Salary Continuation Agreement) of 65, the Bank will be obligated to pay to Mr. Donnelly the Normal Retirement Benefit (as defined in the Salary Continuation Agreement) of $125,000, as specified in the Salary Continuation Agreement, in monthly installments for a period of fifteen (15) years (the “Age 65 Benefit”). An Executive who continues working past the Normal Retirement Age will earn an increased benefit for each month worked up to age 67. If an Executive has a separation from service (other than in connection with a Change in Control or a termination for cause) or becomes disabled prior to reaching Normal Retirement Age, he will be eligible for a reduced annual benefit equal to the annual retirement benefit accrued through the date of separation or disability payable in monthly installments for a period of fifteen (15) years beginning at Normal Retirement Age or the month after disability, as the case may be.

In the event of a Change in Control occurring prior to a separation from service, disability or Normal Retirement Age, Mr. Donnelly will be entitled to receive an annual benefit equal to the Normal Retirement Benefit in equal monthly installments for 15 years commencing the month following Normal Retirement Age in lieu of any other benefit under the Salary Continuation Agreement. In the event of a Change in Control occurring after Normal Retirement Age, but prior to a separation from service or disability, the Bank will pay Mr. Donnelly an annual benefit equal to the annual retirement benefit accrued through the date of the Change in Control for 15 years commencing the month following the Change in Control.

In the event of an Executive’s death before separation from service, disability or a Change in Control, the Normal Retirement Benefit will be paid to Mr. Donnelly’s beneficiary over 15 years commencing the month following Mr. Donnelly’s death. If death occurs after Normal Retirement Age, but prior to separation from service, disability or a Change in Control, the death benefit will be increased for each month worked up to age 67. If death occurs after retirement but prior to receipt of all payments due and owing under the Salary Continuation Agreement, payments will continue to be made in the same amounts and at the same times to Mr. Donnelly’s beneficiary. In the event of Mr. Donnelly’s death after qualifying for benefits under the Salary Continuation Agreements but before Normal Retirement Age, the Bank will pay Mr. Donnelly’s beneficiary the same amount and for the same period as the Bank would have been required to pay Mr. Donnelly at Normal Retirement Age but payments will commence the month following Mr. Donnelly’s death. Mr. Donnelly will be entitled to receive any benefits under the Salary Continuation Agreement in the event of termination for cause.

The Salary Continuation Agreement requires Mr. Donnelly to comply with certain non-competition and non-solicitation restrictions following a termination of employment as a condition to the continued receipt of benefits.

Payments made to Mr. Donnelly following a termination of employment associated with a Change in Control transaction in accordance with the Salary Continuation Agreement shall be reduced as necessary such that such payments will not exceed the amounts which are tax-deductible in accordance with Section 280G of the Internal Revenue Code (“Code”), including by allocating a portion of any payments, benefits or distributions in the nature of compensation (within the meaning of Section 280G(b)(2)) of the Code to the fair value of the non-competition and non-solicitation restrictions under the Salary Continuation Agreement.

Although the Registrant will accrue the expense of the retirement benefit liability over time, the Registrant’s liability under the Salary Continuation Agreement will remain unfunded and the accrued amounts will remain subject to the rights of creditors of the Registrant.

The foregoing summary is qualified in its entirety by reference to the Salary Continuation Agreement which is filed herewith as Exhibit 10.3 to this Report, and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are filed herewith:

Number	Description

10.1	Employment Agreement, dated May 9, 2022, by and among Norwood Financial Corp, Wayne Bank and James O. Donnelly.

10.2	Stock Award Agreement, dated May 10, 2022, between Norwood Financial Corp and James O. Donnelly.

10.3	Salary Continuation Agreement, dated May 10, 2022, between Wayne Bank and James O. Donnelly.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORWOOD FINANCIAL CORP

Date: May 12, 2022	By:	/s/ William S. Lance
William S. Lance
Executive Vice President and Chief Financial Officer (Duly Authorized Representative)